2844905-2 DC CN

36162680002

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
URANIUM STAR CORP.

1. The name of the corporation is Uranium Star Corp.

2. The following is the full text of the amendment to the Articles of Incorporation of Uranium Star Corp.:

RESOLVED, that Article1 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

"ARTICLE I. The name of the corporation shall be "Energizer Resources Inc." M

FURTHER RESOLVED, that the foregoing change will be effective upon the date of filing with the Office of the Minnesota Secretary of State.

3. The foregoing amendment was adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, Vice President and Chief Financial Officer of Uranium Star Corp., being duly authorized on behalf of such corporation, has executed this certificate this 15th day of December, 2009.

[signature]

Richard Schler, Vice President and
Chief Financial Officer

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

DEC 16 2009

Mark Ritchie
Secretary of State M

STATE OF MINNESOTA

DEPARTMENT OF STATE

I hereby certify that this is a true and complete copy of the document as filed for record in this office.

DATED 16 December 2009

Mark Ritchie

Secretary of State

By